Exhibit 10.6

INTERNATIONAL RECTIFIER CORPORATION

2000 INCENTIVE PLAN

(Amended and Restated as of November 22, 2004)

NON-EMPLOYEE DIRECTOR NONQUALIFIED STOCK OPTION AGREEMENT

THIS OPTION AGREEMENT is between INTERNATIONAL RECTIFIER CORPORATION, a Delaware corporation (the “Company”), and                      (the “Optionee”).  Pursuant to the International Rectifier Corporation 2000 Incentive Plan (Amended and Restated as of November 22, 2004) (the “Plan”), the Company has granted a nonqualified stock option to purchase authorized but unissued or treasury shares of Common Stock, $1.00 par value, of the Company as described below on the terms and conditions attached hereto and in the Plan:

Grant Date:	,

Number of Shares:	(1)

Exercise Price per Share:	$(1)

Vesting Schedule:	33 1/3% per year on each of the first three anniversaries of Grant Date (1), (2)

Expiration Date:	(2)

(1)Subject to adjustment under Section 5.2 of the Plan.

(2)Subject to accelerated vesting and/or early termination as provided in Section 2.5 or 5.2 of the Plan and Section 4 of the attached Terms and Conditions, if the Optionee ceases to serve as a Non-Employee Director of the Company or in certain other circumstances set forth in the Plan or this Agreement.  See the Terms and Conditions and the Plan for other exceptions and additional details regarding the Option.

INTERNATIONAL RECTIFIER CORPORATION	OPTIONEE
(a Delaware Corporation)

By:
(signature)	(signature)

Address

City, State, Zip Code

TERMS AND CONDITIONS

1.             Exercisability of Option.  Subject to earlier termination of the Option as provided in this Agreement or the Plan and changes and adjustments contemplated by the Plan, the Option shall vest and become exercisable in installments of 33 1/3% of the aggregate number of shares set forth on the facing page (subject to adjustment) on each of the 1st, 2nd, and 3rd anniversaries of the Grant Date.  The Option may be exercised only to the extent the Option is exercisable.

•                                          Cumulative Exercisability.  To the extent the Optionee does not in any year purchase all the shares that the Optionee may then exercise, the Optionee has the right cumulatively thereafter to purchase any shares not so purchased until the Option terminates or expires.

•                                          No Fractional Shares.  Fractional share interests shall be disregarded, but may be cumulated.

•                                          Minimum Exercise.  No fewer than 100 shares may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

2.             Method of Exercise of Option.  To the extent exercisable, the Option may be exercised by the delivery to the Company of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment made in cash or by check payable to the order of the Company in the full amount of the purchase price of the shares and any amounts required to satisfy applicable withholding taxes.  Other payment methods may be permitted only if expressly authorized by the Administrator with respect to this Option or all options under the Plan, consistent with Section 2.2.2 of the Plan.

3.             Continuance of Service as a Non-Employee Director Required.  The vesting schedule generally requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment and rights and benefits under this Agreement.  Partial service, even if substantial, during any vesting period will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service, except as expressly provided in Section 4 below or under the Plan.

4.             Effect of Termination of Service as a Non-Employee Director.  If the Optionee’s service as a Non-Employee Director of the Company terminates, the Option and all other rights and benefits under this Agreement terminate, except that the vesting of the Option may be accelerated and the Optionee may at any time within the following applicable period after termination exercise the Option to the extent set forth below, with respect to the applicable reason for the termination of service.

•                                          Resignation or Retirement.  If an Optionee’s service as a Non-Employee Director of the Company terminates after five consecutive years of service on the Board as a result of his or her voluntary resignation or a decision not to stand for re-election, the vesting of any Option held for at least six months will immediately accelerate so that it is fully exercisable, but it will remain exercisable only until the earlier of (a) three years from the date of termination of services as a Non-Employee Director or (b) the expiration of the term of the Option. If an Optionee’s service as a Non-Employee Director of the Company terminates prior to five consecutive years of service on the Board as a result of his or her voluntary resignation or a decision not to stand for re-election, any Option held for at least six months which is not then exercisable shall terminate and any portion of such Option which is then exercisable will remain exercisable only until the earlier of (a) three months from the date of such termination or (b) the expiration of the term of the Option.

•                                          Death or Total Disability.  If an Optionee’s service as a Non-Employee Director of the Company terminates as a result of his or her death or Total Disability, the vesting of any Option held for at least six months will immediately accelerate so that it is fully exercisable but, it will remain exercisable only until the earlier of (a) three years from the date of death or Total Disability or (b) the expiration of the term of the Option.

•                                          Other Termination.  If an Optionee’s service as a Non-Employee Director of the Company terminates for any reason other than his or her resignation or decision not to stand for re-election, or death or Total Disability, any Option which is then unexercisable will immediately accelerate so that it is fully exercisable, but it will remain exercisable only until the earlier of (a) three years from the date of termination of services as a Non-Employee Director or (b) the expiration of the term of the Option.

Subject to the express provisions of this Section 4 and the provisions of Section 5 below, the terms and conditions of the Plan and changes and adjustments contemplated by the Plan, the vesting of an Option granted less than six months prior to the applicable termination event (a “Short-Term Option”) will not automatically occur but the Board in its sole discretion may accelerate the vesting of up to 20% of the Option as of the time of the termination event, in which case the Option will become exercisable six months after the Grant Date and the Option will remain exercisable until the expiration of the applicable exercise period set forth above in this Section 4 as if the Option had been held six months at the time of termination of service.

5.             Possible Acceleration and Termination of Awards Upon Change in Control; Adjustments.

Without limiting the generality of Subsection 5.2 of the Plan or the authority of the Administrator under the Plan, upon the occurrence of (or, as the circumstances may require, immediately prior to) a Change in Control Event, the Option will become immediately exercisable unless prior to the Change in Control Event the Board determines that benefits under all Options granted pursuant to the Plan will not accelerate upon occurrence of the Change in Control Event, or determines that only certain or limited benefits under all Options granted pursuant to the Plan will be accelerated and the extent to which they will be accelerated, and/or establishes a different time in respect of such Change in Control Event for such acceleration.

6.             Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office, to the attention of the Corporate Secretary and to the Optionee at the address given beneath the Optionee’s signature, or at such other address as either party may hereafter designate in writing to the other.

7.             Optionee not a Stockholder.  Neither the Optionee nor any other person entitled to exercise the Option shall have any of the rights or privileges of a stockholder of the Company as to any shares of Common Stock not actually issued and delivered to Optionee prior to delivery of the exercise price and satisfaction of all other conditions precedent to the due exercise of the Option and delivery of shares.

8.             Effect of Award Agreement.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company except to the extent the Committee or the Board determines otherwise, consistent with the terms of the Plan.

9.             Choice of Law.  The construction, interpretation, performance and enforcement of the Option and this Agreement shall be governed by the laws of the State of California.

10.           Defined Terms.  Capitalized terms used and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

11.           Plan.  The Option and all rights of Optionee thereunder are subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, including but not limited to Section 5.2 (Adjustments; Acceleration) and Section 5.10 (Governing Law/Construction/Severability).  Optionee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference.  Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee or the Board do not (and shall not be deemed to) create any additional rights in the Optionee not expressly set forth above.